EXHIBIT 21



                                  SUBSIDIARIES

                                                                        STATE OR OTHER           PERCENTAGE
PARENT                                                        JURISDICTION OF INCORPORATION      OWNERSHIP
------                                                        -----------------------------      ----------

HCB Bancshares, Inc.                                                  Oklahoma


Subsidiaries (1)
----------------

HEARTLAND Community Bank                                              United States                 100%

Subsidiary of HEARTLAND Community Bank

HCB Properties, Inc.                                                  Arkansas                      100%

___________
(1) The assets, liabilities and operations of the subsidiaries are included in the Consolidated Financial Statements contained in Item 8 hereof.